Exhibit 99.1

FS Bancorp, Inc. Appoints Pamela M. Andrews to Board of Directors

MOUNTLAKE TERRACE, WA – February 1, 2021 – FS Bancorp, Inc. (NASDAQ:FSBW)  (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”), today announced that Pamela M. Andrews has been appointed to the Board of Directors of the Company and the Bank.
The Company’s Nominating & ESG Committee proposed, and the Board of Directors ratified and approved, the appointment of Ms. Andrews to the Board of Directors.  Her appointment to the Board of Directors was effective January 28, 2021.
“We are pleased to welcome Pam to our Board of Directors,” said Joe Adams, Chief Executive Officer.  “Her  expansive business background  coupled with her knowledge of legal, litigation and insurance matters  will add valuable skills  to the Board.”
Ms. Andrews is the President of  the law firm of Andrews Skinner, P.S.  in Seattle, Washington. She received her Bachelor of Science degree from the University of Wisconsin Oshkosh and her Juris Doctorate from the University of Wisconsin in Madison.
About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21  Bank branches, one headquarter office that accepts deposits, and seven loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.
Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer
(425) 771-5299
www.FSBWA.com